Interest Rate Swap Transaction

The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between:

JPMORGAN CHASE BANK, N.A.

("JPMorgan")

and

J.P. Morgan Mortgage Acquisition Trust 2007-CH3 by: DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the J.P. Morgan Mortgage Acquisition Trust 2007-CH3 supplemental interest trust

 (the "Counterparty")

on the Trade Date and identified by the JPMorgan Deal Number specified below (the "Transaction"). This letter agreement constitutes a "Confirmation" as referred to in the Master Agreement specified below, and supersedes any previous confirmation or other writing with respect to the transaction described below.

The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement dated as of 15 May 2007, as amended and supplemented from time to time (the "Agreement"), between JPMORGAN CHASE BANK, N.A. ("JPMorgan") and J.P. Morgan Mortgage Acquisition Trust 2007-CH3 by: DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the J.P. Morgan Mortgage Acquisition Trust 2007-CH3 supplemental interest trust (the "Counterparty"). All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms of the particular Interest Rate Swap Transaction to which this Confirmation relates are as follows:

A. TRANSACTION DETAILS

JPMorgan Deal Number(s):	#6900036671258 / 0085013176

Notional Amount:	Per attached schedule in Exhibit A

Trade Date:	03 May 2007

Effective Date:	15 May 2007

Termination Date:	25 July 2013 subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Period End Dates:	The 25th of each month in each year commencing with 25 May 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention
Fixed Rate Payer Payment Dates:	The Fixed Rate Payer Period End Date.

Fixed Rate:	5.05 percent

Fixed Rate Day Count Fraction:	30/360

Business Days:	New York, London

Floating Amounts:

Floating Rate Payer:	JPMorgan

Floating Rate Payer Period End Dates:

The 25th of each month in each year commencing with 25 May 2007 to and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention

Floating Rate for initial Calculation Period: Floating Rate Payer Payment Dates: Floating Rate Option:	5.32 percent Two (2) Business days preceding each Floating Rate Payer Period End Date. USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period.

Compounding:	Inapplicable

Business Days:	New York, London, Los Angeles

Calculation Agent:	JPMorgan, unless otherwise stated in the Agreement.

B. ACCOUNT DETAILS
Payments to JPMorgan in USD:	JPMORGAN CHASE BANK NA
JPMORGAN CHASE BANK NA
BIC: CHASUS33XXX
ABA: 021000021
AC No: 099997979
Ref: #6900036671258 / 0085013176
Payments to Counterparty in USD:	Deutsche Bank National Trust Company- Americas New York, NY 10006 ABANumber: 021-001-033 Account Number: 014-19-663 Name NYLTD Funds Control-Stars West Re: JPMAC 2007-CH3

C. OFFICES

JPMorgan:	NEW YORK

Counterparty:	SANTA ANA

D. RELATIONSHIP BETWEEN PARTIES

Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

(a) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(b) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is capable of assuming, and assumes the risks of that Transaction.

(c) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

E. SUPPLEMENTAL INTEREST TRUST TRUSTEE CAPACITY

It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by Deutsche Bank National Trust Company (“DBNTC”) (i) this Confirmation is executed and delivered by DBNTC, not in its individual capacity but solely as Supplemental Interest Trust Trustee under the Pooling and Servicing Agreement, dated as of April 1, 2007 (the “Pooling and Servicing Agreement”), among J.P. Morgan Acceptance Corporation I, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller, DBNTC, as trustee, JPMorgan Chase Bank National Association as servicer, in the exercise of the powers and authority conferred and vested in it thereunder, (ii) under no circumstances shall DNBTC in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation, the Pooling and Servicing Agreement or any related document,(iii) each of the representations, undertakings and agreements herein made on behalf of the Counterparty is made and intended not as personal representations, undertakings and agreements of the Counterparty but for the purpose of binding only J.P. Morgan Mortgage Acquisition Trust 2007-CH3 and (iv) nothing herein contained shall be construed as creating any liability for DBNTC, individually or personally, to perform any covenant (either express or implied) contained herein, and all such liability, if any, is hereby expressly waived by the parties hereto, and such waiver shall bind any third party making a claim by or through one the parties hereto.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us or by sending to us a letter, telex or facsimile substantially similar to this letter, which letter, telex or facsimile sets forth the material terms of the Transaction to which this Confirmation relates and indicates agreement to those terms. When referring to this Confirmation, please indicate: JPMorgan Deal Number(s): #6900036671258 / 0085013176

JPMorgan Chase Bank, N.A.

/s/ Edward R. RobinsonJr.

Name:	Edward R. Robinson Jr.

Title:	Associate

Accepted and confirmed as of the date first written:

J.P. Morgan Mortgage Acquisition Trust 2007-CH3 by: DEUTSCHE BANK NATIONAL TRUST COMPANY, not in its individual capacity but solely as Supplemental Interest Trust Trustee on behalf of the J.P. Morgan Mortgage Acquisition Trust 2007-CH3 supplemental interest trust

/s/ Mei Nghia

Name:	Mei Nghia

Title:	Authorized Signer

Your reference number:

Exhibit A

period start	period end	notional
05/15/07	05/25/07	1,129,535,000
05/25/07	06/25/07	1,102,313,000
06/25/07	07/25/07	1,071,300,000
07/25/07	08/25/07	1,036,779,000
08/25/07	09/25/07	1,000,237,000
09/25/07	10/25/07	959,544,000
10/25/07	11/25/07	919,416,000
11/25/07	12/25/07	878,166,000
12/25/07	01/25/08	838,212,000
01/25/08	02/25/08	799,859,000
02/25/08	03/25/08	764,010,000
03/25/08	04/25/08	728,229,000
04/25/08	05/25/08	693,619,000
05/25/08	06/25/08	660,902,000
06/25/08	07/25/08	629,639,000
07/25/08	08/25/08	599,904,000
08/25/08	09/25/08	569,502,000
09/25/08	10/25/08	510,308,000
10/25/08	11/25/08	459,473,000
11/25/08	12/25/08	295,578,000
12/25/08	01/25/09	227,144,000
01/25/09	02/25/09	206,230,000
02/25/09	03/25/09	189,116,000
03/25/09	04/25/09	177,592,000
04/25/09	05/25/09	167,454,000
05/25/09	06/25/09	157,799,000
06/25/09	07/25/09	148,603,000
07/25/09	08/25/09	139,843,000
08/25/09	09/25/09	125,136,000
09/25/09	10/25/09	117,570,000
10/25/09	11/25/09	101,678,000
11/25/09	12/25/09	86,266,000
12/25/09	01/25/10	90,253,000
01/25/10	02/25/10	95,810,000
02/25/10	03/25/10	93,547,000
03/25/10	04/25/10	90,135,000
04/25/10	05/25/10	86,850,000
05/25/10	06/25/10	83,659,000
06/25/10	07/25/10	80,613,000
07/25/10	08/25/10	77,679,000
08/25/10	09/25/10	74,847,000
09/25/10	10/25/10	72,125,000
10/25/10	11/25/10	69,504,000
11/25/10	12/25/10	66,978,000
12/25/10	01/25/11	64,546,000
01/25/11	02/25/11	62,202,000
02/25/11	03/25/11	59,944,000
03/25/11	04/25/11	56,911,000
04/25/11	05/25/11	54,867,000
05/25/11	06/25/11	52,605,000
06/25/11	07/25/11	50,724,000
07/25/11	08/25/11	48,500,000
08/25/11	09/25/11	46,775,000
09/25/11	10/25/11	45,108,000
10/25/11	11/25/11	43,339,000
11/25/11	12/25/11	40,595,000
12/25/11	01/25/12	38,316,000
01/25/12	02/25/12	36,737,000
02/25/12	03/25/12	35,215,000
03/25/12	04/25/12	33,746,000
04/25/12	05/25/12	32,330,000
05/25/12	06/25/12	30,964,000
06/25/12	07/25/12	29,646,000
07/25/12	08/25/12	28,376,000
08/25/12	09/25/12	27,150,000
09/25/12	10/25/12	25,968,000
10/25/12	11/25/12	24,828,000
11/25/12	12/25/12	23,728,000
12/25/12	01/25/13	22,668,000
01/25/13	02/25/13	21,645,000
02/25/13	03/25/13	20,658,000
03/25/13	04/25/13	19,707,000
04/25/13	05/25/13	18,790,000
05/25/13	06/25/13	17,905,000
06/25/13	07/25/13	17,051,000

Client Service Group

All queries regarding confirmations should be sent to:

JPMorgan Chase Bank, N.A.

Contacts
JPMorgan Contact	Telephone Number

Client Service Group	(001) 3026344960

Group E-mail address:
Facsimile:	(001) 8888033606
Telex:
Cable:

Please quote the JPMorgan deal number(s): #6900036671258 / 0085013176